EXHIBIT 99.2
FORM OF VOTING AGREEMENT

FORM OF
VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of June 13, 2008, among NWJ APARTMENT HOLDINGS CORP., a Maryland corporation (“Parent”), and the undersigned Stockholder (the “Stockholder”) of WILSHIRE ENTERPRISES, INC., a Delaware corporation (the “Company”).

RECITALS

A. The Company, NWJ ACQUISITION CORP., a wholly-owned subsidiary of Parent (“Sub”), and Parent have entered into an Agreement and Plan of Merger of even date herewith (the “Merger Agreement”), which provides for the merger (the “Merger”) of Sub with and into the Company. Pursuant to the Merger, all outstanding common stock of the Company, par value $1.00 per share (“Company Common Stock”), shall be converted into the right to receive a cash payment as set forth in the Merger Agreement;

B. The Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of such number of shares of the outstanding capital stock of the Company and shares subject to outstanding options as is indicated on the signature page of this Agreement; and

C. In consideration of the execution of the Merger Agreement by Parent and in order to induce Parent to enter into the Merger Agreement, the Stockholder (in his or her capacity as such) has agreed to enter into this Agreement with respect to any and all Shares (as defined below) so as to facilitate consummation of the Merger.

NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

1. Certain Definitions. Capitalized terms not defined herein shall have the meanings ascribed to them in the Merger Agreement. For purposes of this Agreement:

1.1 “Constructive Sale” shall mean, with respect to any security, a short sale with respect to such security, entering into or acquiring an offsetting derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security (including establishing an open “put equivalent position” within the meaning of Rule 16a-h under the Exchange Act) or entering into any other hedging or other derivative transaction that has the effect of materially changing the economic benefits and risks of ownership.

1.2 “Expiration Date” shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been terminated pursuant to Article VIII thereof, or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement.

1.3 “Person” shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.

1.4 “Shares” shall mean: (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) beneficially owned by the Stockholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which the Stockholder acquires beneficial ownership during the period from the date of this Agreement through the Expiration Date (including, without limitation, by way of stock dividend or distribution, split-up, recapitalization, combination, exchange of shares and the like, or by purchase, exercise of stock options, warrants or other convertible securities, the passage of time or otherwise).

1.5 “Transfer” shall mean with respect to any security, the direct or indirect assignment, sale, transfer, tender, pledge, hypothecation, or the gift, placement in trust, or the Constructive Sale or other disposition of such security (excluding transfers by testamentary or intestate succession or otherwise by operation of law) or any right, title or interest therein (including, but not limited to, any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, the offer to make such a sale, transfer, Constructive Sale or other disposition, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing.

2. Transfer of Shares.

2.1 Transfer Restrictions. The Stockholder agrees that, during the period from the date of this Agreement through the Expiration Date, the Stockholder shall not cause or permit any Transfer of any of the Shares to be effected, or make any agreement relating thereto, in each case without the prior written consent of Parent; provided, however, that the Stockholder may effect a Transfer to a family member or trust for estate planning purposes, provided that as a condition precedent to such Transfer, the transferee agrees in writing to be bound by the terms of this Agreement to the same extent as the Stockholder and delivers a duly signed Proxy (as defined in Section 5).

2.2 Transfer of Voting Rights. The Stockholder agrees that, during the period from the date of this Agreement through the Expiration Date, the Stockholder shall not deposit (or permit the deposit of) any Shares in a voting trust, grant any proxy or enter into any voting agreement or similar agreement or understanding or grant any voting instructions, in each case inconsistent with the obligations of the Stockholder under this Agreement with respect to any of the Shares.

3. Agreement to Vote Shares.  At every meeting of the stockholders of the Company called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company, the Stockholder (in his or her capacity as such) shall, or shall cause the holder of record on any applicable record date to, to the extent not voted by the persons appointed under the Proxy, vote the Shares:

3.1 in favor of approval of the Merger and the adoption and approval of the Merger Agreement, and in favor of each of the other actions contemplated by the Merger Agreement and the Proxy and any action required in furtherance thereof;

3.2 in favor of any matter that could reasonably be expected to facilitate the Merger;

3.3 against approval of any proposal made in opposition to, or in competition with, consummation of the Merger or the transactions contemplated by the Merger Agreement, including any Takeover Proposal; and

3.4 against any of the following actions (other than those actions that relate to the Merger and the transactions contemplated by the Merger Agreement): (A) any merger, consolidation, business combination, sale of assets, reorganization or recapitalization of the Company or any subsidiary of the Company with any party, (B) any sale, lease or transfer of any significant part of the assets of the Company or any subsidiary of the Company, (C) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any subsidiary of the Company, (D) any material change in the capitalization of the Company or any subsidiary of the Company, or the corporate structure of the Company or any subsidiary of the Company, or (E) any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or any action that would constitute a breach of any covenant of the Company pursuant to the Merger Agreement.

The Stockholder further agrees that if a meeting is held the Stockholder shall, or shall cause the holder of record on any applicable record date to, appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum.

4. Directors and Officers. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict the Stockholder from acting in the Stockholder’s capacity as a director or officer of the Company (it being understood that this Agreement shall apply to the Stockholder solely in the Stockholder’s capacity as a stockholder of the Company) or voting in the Stockholder’s sole discretion on any matter other than those matters referred to in Section 3.

5. Irrevocable Proxy. Concurrently with the execution of this Agreement, the Stockholder agrees to deliver to Parent a proxy in the form attached hereto as Exhibit A (the “Proxy”), which shall be irrevocable to the fullest extent permissible by law, with respect to the Shares and which is granted in consideration of Parent entering into this Agreement and the Merger Agreement and incurring any related fees and expenses.

6. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Stockholder, and Parent shall have no authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct the Stockholder in the voting of any of the Shares, except as otherwise provided herein.

7. Representations and Warranties of the Stockholder.

7.1 Power; Binding Agreement. The Stockholder has full power and authority to execute and deliver this Agreement and the Proxy, to perform the Stockholder's obligations hereunder and to consummate the transactions contemplated hereby. If the Stockholder is a corporation or other entity, the execution, delivery and performance by the Stockholder of this Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by the Stockholder and no other actions or proceedings on the part of the Stockholder are necessary to authorize the execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of Parent, constitutes a valid and binding obligation of the Stockholder, enforceable against it in accordance with its terms. If the Stockholder is married and the Shares set forth on the signature page to this Agreement constitute community property under applicable laws, the Stockholder’s spouse has consented to this Agreement. If this Agreement is being executed in a representative or fiduciary capacity, the Stockholder signing this Agreement has full power and authority to enter into and perform this Agreement.

7.2 No Conflicts; Required Filings and Consents. Except for filings under the Exchange Act, no filing with, and no permit, authorization, consent, or approval of, any Governmental Entity is necessary for the execution of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated by this Agreement. None of the execution and delivery of this Agreement by the Stockholder, the consummation by the Stockholder of the transactions contemplated by this Agreement or compliance by the Stockholder with any of the provisions of this Agreement shall (i) if the Stockholder is a corporation or other entity, conflict with or result in any breach of any organizational documents applicable to the Stockholder, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of consent, termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement, or other instrument or obligation of any kind to which the Stockholder is a party or by which the Stockholder or any of its properties or assets may be bound, (iii) result in the imposition of a lien on any of the Stockholder’s assets or properties, or (iv) violate any law, order, writ, injunction, decree, judgment, order, statute, rule, or regulation applicable to the Stockholder or any of the Stockholder's properties or assets, that, in the case of each of (i), (ii) and (iii), would reasonably be expected to impair the Stockholder’s ability to consummate the transactions contemplated by this Agreement. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Stockholders is a trustee whose consent is required for either the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated by this Agreement.

7.3 Ownership of Shares. The Stockholder (i) is the beneficial owner of the shares of Company Common Stock and the options to purchase shares of Company Common Stock indicated on the signature page to this Agreement, which are free and clear of any liens, adverse claims, charges, security interests, pledges or options, proxies, voting trusts or agreements, understandings or agreements, or any other rights or encumbrances whatsoever (including any restriction on the right to vote or transfer the Shares, except for any applicable restrictions on transfer arising under applicable securities laws or under this Agreement and except for applicable community property laws); and (ii) other than the shares of Company Common Stock and options to purchase shares of Company Common Stock indicated on the signature page to this Agreement, does not beneficially own any securities of the Company (including, without limitation, shares of capital stock or voting securities of the Company or securities convertible into or exchangeable for capital stock or voting securities of the Company and options or other rights to acquire capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company).

7.4 Voting Power. The Stockholder has or will have sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth herein, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Stockholder's Shares, with no limitations, qualifications or restrictions on such rights, subject to restrictions on transfer arising under applicable securities laws and the terms of this Agreement. Other than the Proxy contemplated by this agreement, none of the Shares is subject to any voting trust or other agreement or arrangement with respect to the voting of those Shares.

7.5 No Finder’s Fees. No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission from Parent, the Company or any of their affiliates in connection with the transactions contemplated by this Agreement based upon any arrangement or agreement made by or on behalf of the Stockholder.

7.6 No Litigation or Orders. There is (a) no action, suit, proceeding, claim, arbitration or investigation pending before any Governmental Entity or, to the Stockholder’s knowledge, threatened against, and (b) no judgment, decree or order against, (i) the Stockholder, or (ii) to the Stockholder’s knowledge any of (A) the Stockholder’s affiliates, (B) any of the Stockholder’s or his affiliates’ respective properties, (C) any of the Stockholder’s or his affiliates’ officers or directors (in the case of a corporate entity (in their capacities as such)), or (D) any of the Stockholder’s or his affiliates’ respective partners (in the case of a partnership), in the case of each of (i) and (ii) that, individually or in the aggregate, would reasonably be expected to impair the Stockholder’s ability to consummate the transactions contemplated by this Agreement.

7.7 Reliance by Parent. The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement.

8. Certain Restrictions.

8.1 No Solicitation. The Stockholder hereby represents and warrants that he/she or it has read Section 6.5 of the Merger Agreement and hereby covenants and agrees to not take any action that the Company is prohibited from taking by the provisions of such section.

8.2 Certain Actions. Prior to the termination of this Agreement, the Stockholder hereby covenants and agrees not to, directly or indirectly, take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or take any action that would in any way restrict, limit or interfere with the performance of the Stockholder’s obligations under this Agreement or the transactions contemplated to be performed by the Stockholder under this Agreement.

9. Disclosure. The Stockholder agrees to permit Parent to publish and disclose in all documents and schedules filed with the Securities and Exchange Commission, and any press release or other disclosure document that Parent, in its sole discretion, determines to be necessary or desirable in connection with the Merger and any transactions related to the Merger, the Stockholder's identity and ownership of Shares and the nature of the Stockholder's commitments, arrangements and understandings under this Agreement.

10. Consents and Waivers. The Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreements to which the Stockholder is a party or pursuant to any rights the Stockholder may have.

11. Stop Transfer Order; Legending of Shares. In furtherance of this Agreement, the Stockholder hereby authorizes Parent to notify the Company’s transfer agent that there is a stop transfer restriction with respect to all of the Shares and that this Agreement places limits on the voting and Transfer of the Shares; provided, however, that each such notification to the Company’s transfer agent in accordance with this Section 11 shall provide that the relevant stop transfer restriction shall not limit the exercise by the Stockholder of the Stockholder’s options to purchase Company Common Stock or the Transfer of Shares in compliance with the proviso contained in Section 2(a). If so requested by Parent, the Stockholder agrees that the Shares shall bear a legend stating that they are subject to this Agreement and to an irrevocable proxy.

12. Termination. This Agreement and the Proxy delivered in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date. Nothing in this Section 12 shall relieve or otherwise limit any party of liability for breach of this Agreement.

13. Miscellaneous.

13.1 Validity. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of the other provisions of this Agreement, which will remain in full force and effect. In the event any court of competent jurisdiction holds any provision of this Agreement to be null, void or unenforceable, the parties hereto will negotiate in good faith and will execute and deliver an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision.

13.2 Binding Effect and Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns; provided that, except as specifically provided herein, no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties, except that Parent may transfer or assign its rights and obligations to any affiliate of Parent without the consent of the Stockholder. The Stockholder agrees that this Agreement and the Stockholder’s obligations under this Agreement shall attach to the Shares and shall be binding upon any Person to which legal or beneficial ownership of those Shares shall pass, whether by operation of law or otherwise, including, but not limited to, the Stockholder’s heirs, guardians, administrators or successors.

13.3 Amendments; Waiver. This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

13.4 Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of the Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity.

13.5 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, by facsimile or by overnight courier as follows:

If to the Parent:

c/o NWJ Companies
9 East 40th Street
New York, New York 10016
Attention: Nickolas W. Jekogian III
Facsimile: (212) 682-6571

with a copy to:

Blank Rome LLP
405 Lexington Avenue
New York, New York 10174
Attention: Pamela Flaherty, Esq.
Facsimile: (917) 332-3772

If to the Stockholder:	To the address for notice set forth on the signature page hereof or to such other persons or addresses as may be designated in writing by the person to receive such notice as provided above.

Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; three (3) business days after deposit in the mail, if sent by registered or certified mail; upon confirmation of successful transmission if sent by facsimile; or on the next business day after deposit with an internationally recognized overnight courier, if sent by such a courier.

13.6 No Waiver. The failure of any party to exercise any right, power or remedy provided under this Agreement or otherwise available in respect of this Agreement at law or in equity, or to insist upon compliance by any other party with its obligation under this Agreement, and any custom or practice of the parties at variance with the terms of this Agreement, will not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

13.7 No Third Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

13.8 Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without reference to rules of conflicts of law.

13.9 Submission to Jurisdiction. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware state or federal court sitting in Newcastle County. The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in the Newcastle County for the purpose of any action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any of the above-named courts.

13.10 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

13.11 Entire Agreement. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations, agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

13.12  Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner.

13.13 Interpretation.

13.13.1 Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” As used in this Agreement, the term “affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

13.13.2 The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement.

13.14 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the expenses.

13.15 Further Assurances. Parent and the Stockholder will each execute and deliver, or cause to be executed and delivered, all further documents and instruments and shall take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or, in the reasonable opinion of Parent, advisable under applicable laws and regulations, to make effective the covenants and agreements made by the Stockholder hereunder.

13.16 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

13.17 No Obligation to Exercise Options. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall obligate the Stockholder to exercise any option, warrant or other right to acquire shares of Company Common Stock.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

NWJ APARTMENT HOLDINGS CORP.		STOCKHOLDER

By:		By:
	Signature of Authorized Signatory	Signature

Name:	Nickolas W. Jekogian III	Name:
Title:	President	Title:

Print Address

Telephone

Facsimile No.

Shares beneficially owned:

[Signature Page to Voting Agreement]

Exhibit A

IRREVOCABLE PROXY

The undersigned Stockholder (the “Stockholder”) of WILSHIRE ENTERPRISES, INC., a Delaware corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints NICKOLAS W. JEKOGIAN III , officer of NWJ APARTMENT HOLDINGS CORP., a Maryland corporation (“Parent”), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the “Shares”) in accordance with the terms of this Proxy until the Expiration Date (as defined below). Upon the undersigned’s execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date.

This Proxy is irrevocable to the fullest extent permitted by law, is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith by and among Parent and the undersigned the Stockholder (the “Voting Agreement”), and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger of even date herewith (the “Merger Agreement”) by and among Parent, NWJ ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of Parent (“Sub”), and the Company. The Merger Agreement provides for the merger of Sub with and into the Company in accordance with its terms (the “Merger”). As used herein, the term “Expiration Date” shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been validly terminated pursuant to Article VIII thereof or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement.

The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of the stockholders of the Company and in every written consent in lieu of such meeting (i) in favor of approval of the Merger and the adoption and approval of the Merger Agreement, and in favor of each of the other actions contemplated by the Merger Agreement and the Proxy and any action required in furtherance thereof; (ii) against approval of any proposal made in opposition to, or in competition with, consummation of the Merger or the transactions contemplated by the Merger Agreement, including any Takeover Proposal (as defined in the Merger Agreement); (iii) against any of the following actions (other than those actions that relate to the Merger and the transactions contemplated by the Merger Agreement): (A) any merger, consolidation, business combination, sale of assets, reorganization or recapitalization of the Company or any subsidiary of the Company with any party other than the Merger, (B) any sale, lease or transfer of any significant part of the assets of the Company or any subsidiary of the Company, (C) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any subsidiary of the Company, (D) any material change in the capitalization of the Company or any subsidiary of the Company, or the corporate structure of the Company or any subsidiary of the Company, or (E) any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement.

Exh-1

Exhibit A

The attorneys and proxies named above may not exercise this Proxy on any other matter. The undersigned the Stockholder may vote the Shares on all other matters.

Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

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Exh-2

Exhibit A
This Proxy is irrevocable to the fullest extent permitted by law. This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Dated: June ___, 2008

Signature of the Stockholder:
Print Name of the Stockholder

[Signature Page to Irrevocable Proxy]

Exh-3